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                                                                   Exhibit 10.11

                               EXCHANGE AGREEMENT

     This exchange agreement (the "Agreement") is entered into as of the date set forth below between Castle Dental Centers, Inc., a Delaware corporation (the "Company"), and the undersigned (the "Exchanging Holder"). The Exchanging Holder and all other holders of Subordinated Debt (as defined below) who have executed an agreement similar to this Agreement are referred to herein as the "Exchanging Holders". The Exchanging Holders are holders of subordinated notes and/or other subordinated indebtedness issued to various sellers of dental practices to the Company (collectively, the "Subordinated Debt"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Company's Confidential Offering Memorandum dated July 5, 2002, as amended to date (the "Memorandum").

     WHEREAS, the aggregate principal plus accrued and unpaid interest (excluding default interest) (the "Indebtedness") outstanding under the Exchanging Holder's Subordinated Debt (the "Old Note") through June 30, 2002 is set forth next to the Exchanging Holder's name on the signature page of this Agreement;

     WHEREAS, the Exchanging Holder desires to exchange the Indebtedness for shares of the Company's Convertible Preferred Stock, Series A-1, par value $0.001 per share (the "Series A Stock"), upon the terms described in the Memorandum;

     NOW THEREFORE, this Agreement witnesseth that, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Exchanging Holder agree as follows;

     Section 1. Tender and Exchange. Upon the terms and subject to the conditions of the exchange offer specified in the Memorandum, the Exchanging Holder hereby tenders to the Company all of, and not a partial interest in, the principal amount, together with any accrued and unpaid interest (including any default interest) thereon, of the Old Note. On the Effective Date (defined below), the Company will exchange the Indebtedness represented by the Old Note tendered herewith for a number of shares of Series A Stock determined by dividing the Indebtedness by $100, and rounding up to the nearest whole share of Series A Stock (the "Exchange"). No fractional shares of Series A Stock will be issued for such Old Note. No additional payment will be made for default interest or interest accrued after June 30, 2002 on the Old Note, which is hereby irrevocably waived. Subject to the Exchange, and effective on the Effective Date, the Exchanging Holder hereby tenders, exchanges, assigns, and transfers to, or upon the order of, the Company all right, title, and interest in and to the Old Note and the Indebtedness represented thereby. The Exchanging Holder irrevocably constitutes and appoints James M. Usdan as its attorney-in-fact and agent, with the power of substitution, for the Exchanging Holder in any and all capacities, to transfer the Old Note to the Company as set forth in this Section 1, granting to said attorney-in-fact full power and

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authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Exchanging Holder might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or its substitute, may lawfully do or cause to be done by virtue of this power of attorney. Promptly following the Effective Date and the Company's acceptance of the tender of the Exchanging Holder's Indebtedness represented by the Old Note, the Company will cause to be delivered to the Exchanging Holder certificates issued in the Exchanging Holder's name representing the number of shares of Series A Stock for which such Exchanging Holder's Indebtedness has been exchanged at the address set forth below the Exchanging Holder's name on the signature page of this Agreement.

     The Exchanging Holder is delivering herewith the original executed copy of the Old Note representing the Indebtedness tendered hereby. In the event the exchange offer is terminated for any reason or the Company rejects the tendered Indebtedness because of a defect in the tender, the Company will promptly return the Old Note to the Exchanging Holder at the address set forth below the Exchanging Holder's name on the signature page of this Agreement.

     Section 2. Conditions and Effective Date. The Exchange is conditioned upon:

     (a) 100% of the principal plus accrued and unpaid interest outstanding under the Subordinated Debt being tendered by holders of Subordinated Debt and the execution of an exchange agreement substantially similar to this Agreement by each holder of Subordinated Debt;

     (b)  the Company having entered into the Restructured Credit Agreement;

     (c) the Senior Subordinated Notes issued pursuant to the Senior Subordinated Note Purchase Agreement dated January 31, 2000 having been exchanged for Series A Stock;

     (d) the Company having entered into the Forbearance Agreement with Dr. Roisman;

     (e) the Company having entered into the Settlement Agreements with Jack H. Castle, Jr.;

     (f) the funding of the $1,700,000 loan to the Company from the New Money Lenders having occurred; and

     (g) the other customary conditions described under "The Exchange Offer--Conditions to Consummation of the Exchange Offer" in the Memorandum.

All of the conditions to Exchange, other than those described under subsections
(b) and (c) of this Section 2, may be waived by the Company, in its sole discretion, at any time. Assuming all of the preceding conditions to the Exchange have been satisfied or, if

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waivable, waived by the Company, the "Effective Date" of the Exchange will occur on the date the Company accepts the tendered Subordinated Debt (which in no event will occur later than the date the Company enters into the Restructured Credit Agreement).

     Section 3.     Release.

     (a) The Exchanging Holder, on behalf of itself, its affiliates, its successors and assigns, irrevocably and unconditionally releases, relinquishes, waives, and forever discharges the Company, Heller Financial, Inc., Midwest Mezzanine Fund II, L.P. and each of the lenders under the Amended and Restated Credit Agreement dated as of December 18, 1998, as amended, among the Company and Bank of America, N.A., and the other lenders thereto, and each of their respective parents, divisions, subsidiaries, affiliates, and related companies, and their present and former agents, employees, officers, directors, attorneys, advisors, fairness opinion givers, stockholders, plan fiduciaries, successors and assigns (the "Released Parties") forever, from and against any and all claims, debts, obligations, demands, actions, suits, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, in contract or in tort, or based on any statute or other law, state or federal (collectively "Claims") which the Exchanging Holder has, had, or may have in the future against the Released Parties, relating to or arising out of or by virtue of the Old Note, the previous failure to pay interest and principal thereon, and the transactions giving rise to the issuance thereof.

     (b) The Exchanging Holder hereby declares and agrees that, on the Effective Date following the Exchange, the Old Note will be deemed paid in full and in all respects terminated and of no further force or effect.

     (c) The Exchanging Holder hereby agrees not to bring any claim of any kind against any Released Party concerning any matter released by this Section 3. The Exchanging Holder agrees that this Agreement constitutes a bar to any such future claim.

     (d) In confirmation of the foregoing, the Exchanging Holder shall, upon the reasonable request of a Released Party, but at no out-of-pocket cost to the Exchanging Holder, execute and deliver such specific or further releases, terminations or other similar instruments in order to more effectively evidence the releases, terminations and other actions made or intended to be made by this
Section 3.

     Section 4. Transfer of Notes. Prior to the termination of the exchange offer by the Company as a result of one or more of the conditions specified in
Section 2 not being met or waived by the Company, the Exchanging Holder covenants not to transfer, pledge, hypothecate, assign, or grant an option to otherwise acquire any interest in the Old Note unless the transferee of such Old Note agrees, in writing, to be bound by the terms of this Agreement.

     Section 5. Registration Rights Agreement. The Exchanging Holder irrevocably constitutes and appoints James M. Usdan as its attorney-in-fact and agent,

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with the power of substitution, for the Exchanging Holder in any and all capacities, to execute the Registration Rights Agreement between the Company and certain parties listed therein to be entered into in connection with this Agreement by and on behalf of the Exchanging Holder, granting to said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Exchanging Holder might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or its substitute, may lawfully do or cause to be done by virtue of this power of attorney.

     Section 6. Agreement Regarding Conversion. The Exchanging Holder hereby agrees not to convert the shares of Series A Stock issuable to it hereunder into Common Stock until the Company's certificate of incorporation has been amended, until a reverse stock split has been completed, or until another transaction has been completed which, in each case, results in the Company having sufficient authorized shares of Common Stock to permit issuance of authorized shares of Common Stock upon conversion of all of the shares of Series A Stock issued in connection with the Restructuring.

     Section 7. Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

     Section 8. Governing Laws. The laws of the State of Texas shall govern this Agreement.

     Section 9. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     Section 10. Investment Representations. The Exchanging Holder represents and warrants to the Company that:

     (a) It is acquiring the Series A Stock and the Common Stock issuable upon conversion thereof (collectively, the "Offered Securities") for its own account and that it is an accredited investor.

     (b) It acknowledges that the Offered Securities have not been registered under the Securities Act of 1933 and therefore are not freely tradable.

     (c)  It understands and agrees:

          (A) that the Company is not offering the Offered Securities in a public offering within the meaning of the Securities Act 1933; and

          (B) that if it decides to resell, pledge or otherwise transfer the Offered Securities, the Offered Securities may be subject to transfer restrictions which limit who may purchase the securities and impose notification requirements.

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     (d)  It understands that a legend will be placed on the certificates for the Offered Securities describing the transfer restrictions applicable to the Offered Securities.

     (e) It has (A) by reason of its business or financial experience, the capacity to protect its own interests in connection with the transactions contemplated by the Memorandum and this Agreement, (B) in consultation with its accountants, attorneys and financial advisors, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Offered Securities; and (C) adequate means of providing for its current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Offered Securities, has no need for liquidity in such investment, and is able to withstand a complete loss of such investment.

     (f) It has received a copy of the Memorandum and acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask the Company questions and receive answers thereto, as it deemed necessary in connection with its decision to acquire the Offered Securities.

     (g) It has read our Annual Report on Form 10-K for the year ended December 31, 2001, and all other materials described in "Where You Can Find More Information" in the Memorandum.

     (h) It understands that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations and agreements deemed to have been made by its acquisition of the Offered Securities are no longer accurate, it will promptly notify the Company.

     (i) It is not acquiring the Offered Securities with a view to any distribution of the Offered Securities in a transaction that would violate the Securities Act of 1933 or the securities laws of any state of the United States or any other applicable jurisdiction.

     Section 11. Exchanging Holder Representations. The Exchanging Holder represents that the Exchanging Holder has full power and authority to tender, exchange, assign, and transfer the Old Note and otherwise carry out the transactions contemplated thereby, and that upon the Effective Date, the Company will acquire good title to the Old Note, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, right, or option. The Exchanging Holder acknowledges that the Exchanging Holder understands that, under certain circumstances and subject to the conditions set forth in Section 2, the Company will not accept for Exchange any of the Subordinated Debt.

     Section 12. Irrevocable. This Agreement shall be irrevocable and survive the death, incapacity, liquidation, bankruptcy, winding up, dissolution or similar event of the Exchanging Holder, and shall be binding upon the Exchanging Holder's heirs, personal

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representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

     Section 13. Additional Agreements. The Exchanging Holder agrees to execute such other agreements or amendments reasonably requested by the Company in order to carry out the purpose and effect of this Agreement.

                            [Signature Page Follows]

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     Tendered this ___ day of July, 2002.

EXCHANGING HOLDER


-----------------------------------       Old Note
Name:                                     Principal Amount:
     ------------------------------                         --------------------
                                          Indebtedness:
                                                       -------------------------

Address:
        ---------------------------
-----------------------------------
-----------------------------------
The Tender of the Exchanging Holder's
Old Note is Accepted and Agreed To as
of the ___ day of July, 2002

Castle Dental Centers, Inc.


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

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